                                                                      EXHIBIT 22





                    SUBSIDIARIES OF HEALTHCARE COMPARE CORP.



     AFFORDABLE HealthCare Concepts
     Incorporated in California


     Occupational-Urgent Care Health Systems, Inc.
     Incorporated in California


     Office Realty Investors, Inc.
     Incorporated in Illinois


     COMPARE Leasing Corp.
     Incorporated in Delaware


     HCC Insurance Services Corp.
     Incorporated in Illinois